Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

EPIQ SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING
to be held on
JUNE 5, 2012
and
PROXY STATEMENT

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

April 27, 2012

Dear Shareholder:

        The Annual Meeting of Shareholders of Epiq Systems, Inc. will be held at 10:00 a.m., central time, on Tuesday, June 5, 2012, at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108. The enclosed Notice of Meeting and Proxy Statement contain detailed information about the business to be transacted at the meeting.

        On behalf of the board of directors and management of the company, I cordially invite you to attend the Annual Meeting of Shareholders.

        The prompt return of your proxy in the enclosed business reply envelope or voting by telephone or via the Internet (as described on the proxy card) will help ensure that as many shares as possible are represented at the Annual Meeting of Shareholders.

        I personally look forward to seeing you at the Annual Meeting of Shareholders.

Sincerely,

EPIQ SYSTEMS, INC.

Tom W. Olofson
Chairman and
Chief Executive Officer

EPIQ SYSTEMS, INC.
501 Kansas Avenue
Kansas City, Kansas 66105

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 5, 2012

TO THE SHAREHOLDERS OF EPIQ SYSTEMS, INC.

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Epiq Systems, Inc. will be held at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri 64108 at 10:00 a.m., central time, on Tuesday, June 5, 2012, for the following purposes:

  1.
  To elect seven directors to the board of directors of the company, each for a term of one year or until their successors are elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the company for the year ending December 31, 2012;

  3.
  To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Shareholders of record as of the close of business on April 2, 2012 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On April 2, 2012, the record date for the annual meeting, there were 36,032,681 shares of common stock outstanding. Each outstanding share is entitled to one vote.

        The board of directors of the company encourages you to sign, date and promptly mail the proxy card in the enclosed postage prepaid envelope or to vote by telephone or via the Internet (as described on the proxy card), regardless of whether or not you intend to be present at the annual meeting. You are urged, however, to attend the annual meeting.

By Order of the Board of Directors

Elizabeth M. Braham, Secretary
Kansas City, Kansas April 27, 2012

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be held on Tuesday, June 5, 2012

 GENERAL INFORMATION

Solicitation and Revocability of Proxies

        This proxy statement and the enclosed proxy card are furnished to the shareholders of Epiq Systems, Inc., a Missouri corporation, in connection with the solicitation of proxies by the company for use at our annual meeting of shareholders, and any adjournments or postponements thereof, to be held at the Westin Crown Center Hotel, 1 East Pershing Road, Kansas City, Missouri at 10:00 a.m., central time, on Tuesday, June 5, 2012. This proxy statement, the proxy card, the notice of annual meeting and the accompanying 2011 annual report to shareholders are first being mailed to shareholders on or about May 4, 2012. All costs of solicitation will be borne by the company.

        You are requested to vote your shares by following the instructions on the proxy card for voting by telephone or via the Internet or by completing, signing and returning the proxy card promptly in the enclosed postage prepaid envelope. Your proxy may be revoked by written notice of revocation delivered to the secretary of the company, by executing and delivering a later dated proxy card, by submitting a new proxy via telephone or the Internet (your latest telephone or Internet instructions submitted prior to the deadline will be followed), or by voting in person at the annual meeting. Attendance at the annual meeting will not constitute a revocation of your proxy unless you vote in person at the annual meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the annual meeting will be voted in accordance with the applicable shareholder's instructions. If no instructions are given, proxies will be voted as follows:

  a.
  to elect Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, Jr., James A. Byrnes, Joel Pelofsky, and Charles C. Connely, IV as directors to serve for one-year terms until the 2013 annual meeting of shareholders or until their respective successors are duly elected and qualified;

  b.
  to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the year ending December 31, 2012;

  c.
  for the approval of a non-binding advisory vote to approve the compensation of our named executive officers; and

  d.
  in the discretion of the proxy holder as to any other matter properly coming before the annual meeting.

        The notice of annual meeting, proxy statement, form of proxy card and 2011 annual report to shareholders are available at www.epiqsystems.com/Investors.aspx. In accordance with Securities and Exchange Commission ("SEC") rules, the materials on the website are readable and printable. The website does not use "cookies" or other tracking features which identify visitors to the website.

Outstanding Voting Securities of the Company

        Only the holders of record of shares of common stock as of the close of business on April 2, 2012 are entitled to vote on the matters to be presented at the annual meeting, either in person or by proxy. At the close of business on April 2, 2012, there were a total of 36,032,681 shares of common stock outstanding and entitled to vote, constituting all of the outstanding voting securities of the company.

        The presence at the annual meeting of a majority of the outstanding shares of common stock as of the record date entitled to vote at the meeting, represented in person or by proxy, is necessary to constitute a quorum at the annual meeting. Abstentions are counted for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes are also generally counted for purposes of determining the presence of a quorum at the annual meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, it will nevertheless be entitled to vote your shares of common stock in its discretion on "routine matters" and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters. The ratification of independent public accountants (Proposal 2) is generally considered to be a routine matter whereas the election of directors (Proposal 1), and the advisory vote to approve the compensation of our named executive officers (Proposal 3) are not considered to be routine matters. Absent your instructions, the record holder will not be permitted to vote your shares on these non-routine matters, including any non-routine matters properly brought before the annual meeting. Under Missouri law, broker non-votes are not deemed to be shares represented at the meeting for purposes of the vote as to such matter or matters and therefore have no effect on whether the shareholders have approved a particular proposal.

        Each share of common stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote of the shareholders at the annual meeting. The affirmative vote of a majority of the shares of common stock represented at the annual meeting is required to (1) elect the directors (2) ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the company for the year ending December 31, 2012, and (3) approve, on an advisory basis, the compensation of our named executive officers. Broker non-votes are not deemed to be represented at the meeting with regard to any of the proposals. Abstentions have the effect of a negative vote with regard to each proposal.

 BOARD OF DIRECTORS

Nominees for Director

        Information concerning our nominees for election to the board of directors at the annual meeting is set forth below. Our board of directors consists of seven members, all of whom stand for election annually. Each of the seven nominees for election to the board of directors was nominated by our board of directors at the recommendation of the nominating and corporate governance committee pursuant to the guidelines discussed in the "Nominating and Corporate Governance Committee" section. Our corporate governance guidelines (which are described in detail under the "Nominating and Corporate Governance Committee" section) contain board membership qualifications that apply to board nominees recommended by the nominating and corporate governance committee.

        The experiences, qualifications and skills of each director that the board considered in their nomination are included below as part of their individual biography. The nominees for directors of the company, as well as certain information about them, are as follows:

Tom W. Olofson
Age:	70
Director Since:	1988
Principal Occupation:	Chairman, Chief Executive Officer and Director since 1988.
Business Experience and Qualifications:	Mr. Olofson led a private investor group that acquired the company in July 1988. He has held various management positions at Xerox Corporation and was a senior vice president and member of the Office of the President of Marion Laboratories, Inc. Mr. Olofson has also served as a director of, and advisor to, various private companies in which he has been an investor. He earned a BBA from the University of Pittsburgh, and is currently a member of the Board of Visitors of the Katz Graduate School of Business at the University of Pittsburgh. He is the father of Christopher E. Olofson.
The board believes that Mr. Olofson's experience as a senior executive, his general management skills and financial acumen are exceedingly valuable to the company. He has acquired a thorough knowledge of the company which provides a unique perspective on the strategic, financial and operational aspects of the business. He also serves as the cultural leader of the company, responsible for the values of the business.
In the past five years Mr. Olofson has not served on the board of any other publicly traded company.

Christopher E. Olofson
Age:	42
Director Since:	1995
Principal Occupation:	President, Chief Operating Officer and Director
Business Experience and Qualifications:	Mr. Olofson has served as president of the company since 1998 and as chief operating officer of the company since 1996. Mr. Olofson has also served as a member of the board of directors of the company since 1995, and has served the company in a variety of management positions since 1988. He earned an AB degree from Princeton University, summa cum laude. He is the son of Tom W. Olofson.
Mr. Olofson has a thorough understanding of the company's operations and business segments. He has a unique level of expertise in the strategic, technological, and international aspects of the company's business. The board believes that his commitment to the company's values and knowledge of the company's history are exceedingly valuable.
In the past five years Mr. Olofson has not served on the board of any other publicly traded company.
W. Bryan Satterlee
Age:	77
Director Since:	1997
Principal Occupation, Business Experience and Qualifications:	Mr. Satterlee has been a partner since 1989 in NorthEast Ventures, a consulting firm that specializes in business development services and financial evaluations of technology-based venture companies. Mr. Satterlee's background includes ten years of management experience with IBM, and founding a computer leasing/software business, a telecommunications company, and a venture investment services business. He earned a BS degree from Lafayette College.
The board believes that Mr. Satterlee brings significant executive leadership, financial, and technological expertise to the board.
In the past five years Mr. Satterlee has not served on the board of any other publicly traded company.

Edward M. Connolly
Age:	69
Director Since:	2001
Principal Occupation, Business Experience and Qualifications:	Mr. Connolly is a retired executive from Aventis Pharmaceuticals, where he served as president of the Aventis Pharmaceuticals Foundation and vice president of community affairs. Prior to that, he held various executive human resources positions at Hoechst Marion Roussel, Marion Merrell Dow, and Marion Laboratories, predecessor companies to Aventis. In recent years, Mr. Connolly has served as an executive-level human resources consultant. He holds a BA degree in psychology from Bellarmine University.
The board believes that Mr. Connolly brings significant executive leadership, human resources and community affairs expertise to the board.
In the past five years Mr. Connolly has not served on the board of any other publicly traded company.
James A. Byrnes
Age:	65
Director Since:	2003
Principal Occupation, Business Experience and Qualifications:	Mr. Byrnes served as vice president of international marketing for Hoechst Marion Roussel, Inc. until his retirement in 1996. Prior to that, he was vice president of global commercial development for Marion Merrell Dow. Prior to these positions, he held several executive sales and marketing positions at Marion Merrell Dow and Marion Laboratories, predecessor companies to Hoechst Marion Roussel. In recent years, Mr. Byrnes has served as an advisor to various entrepreneurial companies. He holds a BS degree in general science from Gannon University and an MBA degree from Rockhurst College.
The board believes that Mr. Byrnes brings significant executive-level sales, marketing and strategic expertise to the board.
In the past five years Mr. Byrnes has not served on the board of any other publicly traded company.

Joel Pelofsky
Age:	74
Director Since:	2004
Principal Occupation, Business Experience and Qualifications:	Mr. Pelofsky is currently of counsel with Berman, DeLeve, Kuchan & Chapman, L.C. Prior to that he was of counsel with Spencer Fane Britt & Browne LLP from 2003 through 2009. From 1995 through 2003 he served as United States Trustee for Missouri, Arkansas and Nebraska. From 1986 through 1995, Mr. Pelofsky was a partner and chairman of the bankruptcy department of Shugart Thomson & Kilroy. From 1980 through 1985, Mr. Pelofsky was a United States Bankruptcy Judge in the United States Bankruptcy Court for the Western District of Missouri. Mr. Pelofsky holds a BA degree from Harvard College and a LLB degree from Harvard Law School.
The board believes that Mr. Pelofsky brings significant bankruptcy and legal expertise to the board.
In the past five years Mr. Pelofsky has not served on the board of any other publicly traded company.
Charles C. Connely, IV
Age:	64
Director Since:	New Nominee
Principal Occupation, Business Experience and Qualifications:	Since March 2012, Mr. Connely has served as a Managing Director of EPR Financial Services, a subsidiary of Entertainment Property Trust, a real estate investment trust traded on the New York Stock Exchange. Prior to this position, Mr. Connely was the President of C.C. Connely & Associates, a private financial services company. He previously served as the General Manager—Vice President of a division of Butler Manufacturing Company, a steel manufacturing company that was previously traded on the New York Stock Exchange, and was the Chief Executive Officer of the D.H. Pace Company, a private construction company. Mr. Connely has over twenty years of investment banking experience where he previously served as Managing Director of KPMG LLP's Corporate Finance Group and as Vice President of Corporate Finance with George K. Baum & Company, an investment banking firm. Mr. Connely is an Adjunct Professor at the University of Missouri—Kansas City Bloch School. He is a graduate of the University of Missouri—Kansas City with BBA and MBA degrees and is also a graduate of the Stonier Graduate School of Banking at Georgetown University. Mr. Connely holds CCIM, CFP and CPM designations.
The board believes that Mr. Connely brings significant financial and management expertise to the board.
In the past five years Mr. Connely has not served on the board of any other publicly traded company.

Board Meetings

        During 2011, the board of directors met nine times. Each director attended more than 90% of the meetings of the board and the meetings of the committees of the board on which he served. The company encourages all directors to attend the annual meeting of shareholders, and all directors attended the 2011 annual meeting of shareholders. The board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee.

Committees, Membership and Meetings

        The following table provides membership and meeting information for each of the board committees during fiscal year 2011:

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Tom W. Olofson
Christopher E. Olofson
W. Bryan Satterlee	x(1),(2)	x	x
Edward M. Connolly, Jr.	x	x(1)	x(1)
James A. Byrnes	x	x	x
Joel Pelofsky	x	x	x
Terry Matlack	x	x	x
Number of Meetings in 2011	8	3	7

(1)
Committee chairman

(2)
Audit committee financial expert

Audit Committee

        The audit committee of the board of directors is responsible for overseeing management's financial reporting practices and internal controls. The audit committee will act in a manner intended to fulfill its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the company, and to assess the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors (if any) and the financial management of the company.

        The audit committee's responsibilities include, but are not limited to, the following:

  •
  selecting and evaluating the independent auditor;

  •
  reviewing of the adequacy and effectiveness of the accounting and financial controls of the company;

  •
  reviewing of financial disclosure and accounting principles with financial management of the company and the independent auditor;

  •
  reviewing the independent auditor's communications on management's internal controls;

  •
  reviewing with financial management and the independent auditor the company's financial statements and SEC filings;

  •
  reviewing and approving all material related party transactions;

  •
  administering the "Whistleblower Policy"; and

  •
  investigating any other matter brought to the audit committee's attention within the scope of its duties.

        The audit committee acts under a written charter that was adopted by the board of directors and is amended as necessary to conform to the regulatory initiatives of the SEC and NASDAQ. The audit committee charter can be found on the company's corporate website at www.epiqsystems.com. The board of directors has determined that Mr. Satterlee qualifies as an "audit committee financial expert" as defined by the rules of the SEC. The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation, any duties, obligations or liability that are greater than the duties, obligations or liabilities imposed on such person as a member of the audit committee of the board of directors in the absence of such designation. The audit committee was established in accordance with all applicable rules of the SEC, including Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For additional information with respect to the audit committee, see the "Audit and Other Service Fees" and "Audit Committee Report" sections.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include, but are not limited to the following:

  •
  assisting the board in determining the desired experience, mix of skills, and other qualities to assure appropriate board composition, taking into account the current board members and the specific needs of the company and the board;

  •
  identifying qualified individuals meeting those criteria to service on the board;

  •
  proposing to the board a slate of nominees for election by the shareholders at the annual meeting of shareholders and prospective director candidates upon the resignation, death, removal or retirement of a director or a change in board composition requirements;

  •
  reviewing candidates nominated by shareholders for election to the board;

  •
  developing plans regarding the size and composition of the board and its committees; and

  •
  performing such other functions as the board may from time to time assign to the committee.

        The nominating and corporate governance committee operates under a written charter that was adopted by the board of directors and is amended from time to time. A copy of the committee's charter can be found on the company's corporate website at www.epiqsystems.com. Its functions include assisting the board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the board a slate of nominees for election by the shareholders, and reviewing candidates nominated by shareholders.

        The nominating and corporate governance committee meets at least once annually. While the nominating and corporate governance charter does not prescribe diversity standards, the committee considers diversity in the context of the board as a whole and takes into account experience (industry, professional, public service) of current and prospective directors to facilitate board deliberations that reflect a broad range of perspectives. Potential candidates are evaluated according to the qualification criteria as set forth in the nominating and corporate governance committee charter, which include:

  •
  high personal and professional ethics, integrity, practical wisdom and mature judgment;

  •
  board training and experience in business, government, education or technology;

  •
  expertise that is useful to the company and complementary to the background and experience of other board members;

  •
  willingness to devote the required amount of time to carrying out the duties and responsibilities of board membership;

  •
  commitment to serve on the board over a period of several years to develop knowledge about the company and its operations;

  •
  willingness to represent the best interests of all shareholders and objectively appraise management's performance; and

  •
  board diversity and other relevant factors as the board may determine.

        The seven nominees for election at the 2012 annual meeting of shareholders were nominated by the board at the recommendation of the nominating and corporate governance committee. Mr. Connely was recommended as a nominee for director by the nominating and corporate governance committee, and the recommendation was approved by the board of directors. All nominees, except Mr. Connely, are currently serving as directors of the company. Terry C. Matlack will not, due to his travel schedule and other business commitments, stand for re-election when his term expires at the 2012 annual meeting of shareholders.

        The nominating and corporate governance committee will consider nominees recommended by eligible shareholders for the 2013 annual meeting of shareholders. An eligible shareholder is a shareholder, or group of shareholders, who own at least 5% of the company's outstanding common stock and who have held such shares for at least twenty-four months. An eligible shareholder must submit, the following information, in writing, no later than October 29, 2012, to the corporate secretary, Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105. Each submission must include:

  •
  the name and address of the shareholder (and of the beneficial owner, if any, on whose behalf the nomination is made) who intends to make the nomination and of the person or persons to be nominated;

  •
  evidence of eligibility, including (i) the class and number of shares beneficially owned by the nominating shareholder and each nominee proposed by such shareholder, and (ii) a representation that such shareholder is entitled to vote in the election of directors at the annual meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  recommendation identifying the nominee and his/her contact information;

  •
  statement of the nominee's qualifications;

  •
  a description of all arrangements or understandings between the shareholder and nominee(s) and any other person (naming such persons) pursuant to which the nomination(s) is made;

  •
  other information required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

  •
  written consent signed by the nominee evidencing a willingness to serve as a director if elected; and

  •
  commitment by the nominee to meet personally with the nominating and corporate governance committee.

        In such event, the nominating and corporate governance committee will request from the candidate a resume, a completed director and officer questionnaire, a completed statement regarding conflicts of interest, and a waiver of liability for a background check. To evaluate the candidate and consider such candidate for nomination by the board, such documents must be received from the candidate not later than November 12, 2012.

        Other than the submission requirements set forth above, there is no difference in the manner in which the nominating and corporate governance committee evaluates a nominee for director recommended by a shareholder.

Compensation Committee

        The compensation committee acts under a written charter that was adopted by the board of directors and is amended as necessary to conform to the SEC's, and as applicable, NASDAQ's executive compensation disclosure provisions. The compensation committee charter can be found on our corporate website at www.epiqsystems.com. The compensation committee is responsible for establishing the compensation for the chairman of the board and chief executive officer, the president and chief operating officer and the executive vice president operations and chief financial officer, who constitute "Executive Management" and approves the compensation of the other executive officers in consultation with Executive Management. The compensation committee is responsible for the approval of all compensation, including base salary, bonus, incentive compensation programs and perquisites for any employee of the company who is a member of the immediate family (as defined in Rule 16a-1(e) of the Exchange Act) of any executive officer. In accordance with this policy, the compensation committee reviews and approves the salary, bonus, stock option grants, and perquisites for Scott W. Olofson, who is an employee of the company, the son of the chairman and chief executive officer, and the brother of the president and chief operating officer of the company.

        The compensation committee regularly evaluates the performance of Executive Management. The compensation committee also determines the fees and other forms of compensation paid to members of the board of directors for board and committee service. The compensation committee administers our 1995 Stock Option Plan (the "1995 Plan") and 2004 Equity Incentive Plan (the "2004 Plan"). Under the 2004 Plan (which replaced the 1995 Plan), the compensation committee may award stock options, stock appreciation rights and restricted stock awards and determines: (i) the times when stock options or restricted stock awards will be granted, and (ii) the number of shares of common stock of the company subject to each award granted to the directors, officers and other employees of the company. In the interest of efficient administration of the 2004 Plan, the compensation committee has delegated to the chairman and chief executive officer of the company the authority to grant certain incentive and non-qualified stock options to individuals who are not officers of the company. The chairman and chief executive officer has never approved an incentive award relative to this authorization. The role of our chairman and chief executive officer in determining or recommending the amount or form of executive compensation is described, and additional information regarding the processes and procedures for consideration and determination of executive and director compensation is included, in the "Compensation Discussion and Analysis" section.

Compensation Committee Interlocks and Insider Participation

        The company does not have any compensation committee interlocks or insider participation in compensation decisions required to be disclosed by Item 407 of Regulation S-K.

Director Compensation

        The following table provides information regarding the compensation paid to our directors in the fiscal year ended December 31, 2011.

Director Compensation for
Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
W. Bryan Satterlee	60,000	46,981	106,981
Edward M. Connolly, Jr.	60,000	46,981	106,981
James A. Byrnes	60,000	46,981	106,981
Joel Pelofsky	60,000	46,981	106,981
Terry Matlack	60,000	46,981	106,981

(1)
The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the non-employee directors, calculated in accordance with Accounting Standards Codification Topic 718 ("ASC 718"). Even though the awards may be forfeited, the amounts do not reflect this contingency.

Reference is made to Note 12 to the company's consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which identifies the assumptions made in the valuation of option awards in accordance with ASC 718 for the year ended December 31, 2011.

        The table below shows the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of December 31, 2011.

Name	Options Vested and Unvested (in shares)
W. Bryan Satterlee	92,500
Edward M. Connolly, Jr.	81,250
James A. Byrnes	89,250
Joel Pelofsky	86,250
Terry Matlack	10,000

        In 2011 we paid our non-employee directors a fee of $15,000 per quarter. The non-employee director fees are $16,000 per quarter for 2012. We also reimburse non-employee directors for out-of-pocket expenses incurred in their capacity as a board member, which includes, among other things, attending board and committee meetings and conferences. Our practice is to grant each non-employee director options to purchase 10,000 shares of common stock upon joining the board and 10,000 options annually for service as a director. In accordance with this practice, on February 10, 2011, each director received an option to purchase 10,000 shares of our common stock. In February 2012, a grant of 10,000 options was also made to each current non-employee director standing for re-election in 2012 in accordance with this policy. All director options are exercisable for ten years from the date of grant and were granted at an option exercise price equal to fair market value of the common stock on the date of grant. The shares vest in equal 20% annual installments over five years, beginning on the first anniversary of the grant date. Neither Tom W. Olofson, chairman and chief executive officer, nor Christopher E. Olofson, president and chief operating officer, is compensated for his service as a director of the company.

 CORPORATE GOVERNANCE

Corporate Governance Policies

        We maintain a corporate website located at www.epiqsystems.com. The following corporate policies of the company and our board of directors are available on our website by selecting "Corporate Governance" under the heading "Investor Relations:"

  •
  Audit Committee of the Board of Directors Charter

  •
  Code of Business Conduct and Ethics

  •
  Compensation Committee of the Board of Directors Charter

  •
  Director Independence Policy

  •
  Nominating and Corporate Governance Committee of the Board of Directors Charter

        Our Code of Business Conduct and Ethics applies to all of our officers, directors and associates, and specifically our principal executive officer, president, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics can be found in the Investors section of our Internet website at www.epiqsystems.com. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at www.epiqsystems.com/Investors.aspx and/or in our public filings with the SEC.

Board Leadership Structure and Role in Risk Oversight

        Our bylaws provide for the Chairman of the Board and Chief Executive Officer roles to be combined into one position, unless the board of directors determines that a different structure is more appropriate. The board believes that this is the most appropriate structure based on our Chief Executive Officer's extensive experience and in-depth knowledge of the company. Specifically, they believe that this structure has fostered, and will continue to support, a unified leadership of the company; and will also provide a clear, well-defined focus for the chain of command to execute the company's business plans and strategic initiatives. The board does not have a lead independent director.

        The board of directors is responsible for oversight of the company's risk management practices, while management is responsible for the day-to-day risk management of the company. The board and management routinely review risks facing the company during board and committee meetings. The audit committee supplements the board in its oversight role by reviewing periodic reports regarding the company's risk and control environment and the compensation committee in its oversight role for compensation and employee retention matters.

Director Independence

        The board of directors has determined that Messrs. Satterlee, Connolly, Byrnes, Pelofsky, and Matlack, directors and members of the audit, nominating and corporate governance, and compensation committees, are "independent directors" as defined in NASDAQ Listing Rule 5605(a)(2), and that each director who served on the audit, nominating and corporate governance, and compensation committees in 2011 was independent as required under NASDAQ rules governing committees throughout 2011. The board of directors has also determined that Mr. Connely, a nominee for director, is independent in accordance with applicable NASDAQ rules. A copy of the independence standards can be found on the company's corporate website at www.epiqsystems.com.

Shareholder Communications with Directors

        Shareholders wishing to communicate with the members of the board of directors may send correspondence to the board of directors, c/o Corporate Secretary, 501 Kansas Avenue, Kansas City, Kansas 66105. It is our intention, unless the volume of communications is prohibitive, to forward all non-frivolous correspondence to the board of directors or the appropriate member thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of outstanding shares of common stock for (i) each director and nominee for election as a director of the company; (ii) each executive officer named in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person known to the company to be the beneficial owner of more than 5% of the outstanding shares of common stock. This table is based upon information supplied by officers, directors, and shareholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 9, 2012. Applicable percentage ownership is based on 36,030,806 shares of common stock outstanding as of March 9, 2012, adjusted as required by rules promulgated by the SEC. The shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares of Common Stock(2)
Named Executive Officers, Directors and Nominees(3)
Tom W. Olofson(4)	5,121,423	13.5%
Christopher E. Olofson(5)	2,150,430	5.7
Elizabeth M. Braham(6)	1,055,992	2.9
W. Bryan Satterlee(7)	92,500	*
Edward M. Connolly, Jr.(8)	63,500	*
James A. Byrnes(9)	70,000	*
Joel Pelofsky(10)	67,800	*
Terry C. Matlack(11)	2,000	*
Charles C. Connely, IV	—	—
All directors and named executive officers as a group (8 persons)(12)	8,623,645	21.4%
5% Shareholders(13)
T. Rowe Price Associates, Inc.(14) 100 E. Pratt Street Baltimore, MD 21202	4,967,659	13.8%
St. Denis J. Villere & Company, L.L.C(15) 601 Poydras St., Suite 1808 New Orleans, LA 70130	3,694,626	10.3
FMR LLC(16) 82 Devonshire Street Boston, MA 02109	3,033,049	8.4
BlackRock Inc.(17) 40 East 52nd Street New York, NY 10022	2,470,569	6.9
Goodgate Holdings Limited c/o Close Trustees (Switzerland) SA 6 Place des Eaux-Vives 1207 Geneva, Switzerland	1,807,245	5.0

*
Less than one percent

(1)
Includes shares of common stock issuable upon the exercise of options that as of March 9, 2012, are currently exercisable or exercisable within 60 days thereafter. Also includes shares of unvested restricted stock, as unvested shares have the current right to vote and receive dividends, if any.

(2)
Shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
The address of all the named individuals is c/o Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105.

(4)
Includes 100,000 shares owned by Mr. Olofson's spouse, Jeanne H. Olofson, as to which Mr. Olofson disclaims beneficial ownership; 180,000 shares owned by the Tom W. and Jeanne H. Olofson Foundation, as to which Mr. Olofson shares beneficial ownership; 1,787,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012; and 150,000 shares of unvested restricted stock, which vests in February 2013 upon the achievement of certain performance based criteria for the fiscal year ending December 31, 2012. Includes 1,565,000 shares pledged as security. Excludes 212,500 shares and shares subject to stock options owned by Scott W. Olofson, Mr. Olofson's son, as to which shares and options Mr. Olofson disclaims beneficial ownership.

(5)
Includes 1,555,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012, and 150,000 shares of unvested restricted stock which vests in February 2013 upon the achievement of certain performance based criteria for the fiscal year ending December 31, 2012.

(6)
Includes 702,743 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012, and 130,000 shares of unvested restricted stock which vests in February 2013 upon the achievement of certain performance based criteria for the fiscal year ending December 31, 2012. Includes 138,838 shares pledged as security.

(7)
Includes 72,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012.

(8)
Includes 61,250 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012.

(9)
Includes 69,250 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012.

(10)
Includes 66,250 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012.

(11)
Includes 2,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012.

(12)
Includes 4,316,493 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 9, 2012; 430,000 shares of unvested restricted stock which vest in February 2013 upon the achievement of certain performance based criteria for the fiscal year ending December 31, 2012; and 1,565,000 shares pledged as security.

(13)
Excludes 5% shareholders listed above as executive officers or directors. Beneficial ownership of common stock is based solely on Schedule 13D, 13F, and 13G filings with the SEC, and registered shareholder lists maintained by the company's stock transfer agent.

(14)
Based on shares of common stock held as of December 31, 2011 as disclosed in the Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 10, 2012; T. Rowe Price Associates, Inc. has sole voting power with respect to 723,059 of the shares beneficially owned; and T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to 2,235,900 of the shares beneficially owned. T. Rowe Price Associates, Inc. has sole dispositive power with respect to all shares beneficially owned.

(15)
Based on shares of common stock held as of December 31, 2011 as disclosed in the Schedule 13G/A filed with the SEC by St. Denis J. Villere & Company, L.L.C. on January 11, 2012; St. Denis J. Villere & Company, L.L.C. has sole voting and sole dispositive power with respect to 295,637 of the shares beneficially owned.

(16)
Based on shares of common stock held as of December 31, 2011 as disclosed in the Schedule 13G/A filed with the SEC by FMR LLC on February 14, 2012; FMR LLC has sole dispositive power with respect to all shares beneficially owned.

(17)
Based on shares of common stock held as of December 31, 2011 as disclosed in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 13, 2012; BlackRock, Inc. has sole voting and sole dispositive power with respect to all shares beneficially owned.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis ("CD&A")

Executive Officers

        Officers are elected on an annual basis by the board of directors and serve at the discretion of the board. Certain biographical information, including their ages as of April 13, 2012, about the executive officers of the company for our fiscal year ended December 31, 2011 follows:

Name	Age	Position
Tom W. Olofson*	70	Chairman, Chief Executive Officer and Director
Christopher E. Olofson *	42	President, Chief Operating Officer and Director
Elizabeth M. Braham	53	Executive Vice President Operations, Chief Financial Officer, Corporate Secretary and Treasurer

*
Information is provided under the heading "Proposal 1—Election of Directors" for Tom W. Olofson and Christopher E. Olofson.

        Information relating to the company's other executive officers with respect to their principal occupations and positions during the past five years is as follows:

        Elizabeth M. Braham joined the company in July 2002 and serves as executive vice president operations, chief financial officer, corporate secretary and treasurer. Prior to joining the company, Ms. Braham was a finance executive with H&R Block, Inc. Prior to that, she served in various executive roles with Aventis Pharmaceuticals, Inc. and the predecessor companies of Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories for over 13 years. Ms. Braham earned a BBA degree in accounting and marketing from Washburn University and an MBA degree from the University of Kansas.

Executive Summary

        Our compensation philosophy is to reward the achievement of specific annual performance and strategic objectives and align the interests of executive management with the enhancement of long-term shareholder value. Our executive compensation packages are designed to attract and retain talented executives in a highly competitive market.

        Our chairman and chief executive officer, president and chief operating officer and executive vice president operations and chief financial officer provide the strategic, financial and operational direction for the company and comprise the Executive Management (the "Executive Management") for the company. Accordingly, the main focus of the compensation committee's efforts is the design and implementation of compensation programs that reward and incentivize these three executives. The compensation of Executive Management is structured in terms of base salary, performance-based bonuses and, if appropriate, discretionary cash bonuses and equity awards, with equal weight normally assigned to the contributions by our chairman and chief executive officer and our president and chief operating officer, and a proportionate weighting for the contribution by our executive vice president operations and chief financial officer. Executive Management is also eligible for certain perquisites as approved by the compensation committee.

        In recent years we have negotiated employment arrangements with senior level executives who have joined the company as part of our business expansion initiatives. We have conducted national and regional searches for executives with assistance from executive search firms and have hired executives with specialized functional expertise or substantial experience in the markets we serve. As a result of these searches, we obtained information about the overall compensation packages required to recruit executive talent for various functions and within our industries. Negotiated compensation arrangements for senior executives who have joined the company have included variations of base salary, bonus arrangements, bonus guarantees, and initial stock option awards.

        At the June 2011 annual meeting, we held a shareholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with over 84% of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2011, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of shareholder value. As a result, our compensation committee decided to retain our general approach to executive compensation.

        Also at the June 2011 annual meeting, a majority of the shares recommended that we hold an annual advisory vote on the compensation of the named executive officers. In accordance with this result, we plan to hold an advisory shareholder vote on the compensation of our named executive officers every year until the next required advisory say-on-frequency vote.

Compensation Elements

        Compensation for Executive Management consists primarily of base salary, annual cash incentive compensation, and equity-based compensation. A significant portion of each executive's total compensation is at risk if certain performance objectives are not met. Our compensation committee is responsible for approving all elements of compensation for Executive Management and for approving all compensation elements for the other executive officers of the company in consultation with our chairman and chief executive officer. While our compensation committee evaluates base salary, annual cash bonuses and equity awards as a whole, it has not established specific weighting to be assigned to each element of compensation in terms of overall executive compensation.

        Our compensation committee chairman confers with our chairman and chief executive officer in terms of overall compensation philosophies, evaluation of the performance of other executive officers, appropriate performance measures and performance targets for the company as a whole, and appropriate compensation levels for all executive officers, including our chief executive officer. In those discussions, our chairman and chief executive officer presents his views and makes recommendations concerning his own base salary and performance and strategic based incentive plan awards (including bonus and long-term equity awards) relative to company performance in terms of meeting financial and strategic objectives. The compensation committee sets the compensation of Executive Management in executive session without the participation of the chairman and chief executive officer in those deliberations.

        In determining overall compensation for Executive Management, including base salary, stock option grants, restricted stock awards, incentive and discretionary bonuses and perquisites, the compensation committee also considers on a general subjective basis (without any formal benchmarking) compensation data of certain companies in order to analyze how other companies compensate their executive officers. Public companies used for comparison purposes consist of FTI Consulting Inc., Huron Consulting Group Inc., Navigant Consulting Inc., and The Garden City Group, a subsidiary of Crawford & Company. In addition, the compensation committee considers compensation information concerning private companies and subsidiaries of larger public companies gleaned as part of past executive recruiting activities. These companies and divisions are either direct competitors or are companies from which we have recruited or sought to recruit senior executives in the past because these companies offer services that require executive skills that are comparable to the skills we seek in our executives. Fiscal year 2011 compensation set by the compensation committee as detailed in the following sections reflects a moderate adjustment to base salaries. The number of restricted shares awarded in fiscal year 2011 was consistent with the number of shares that was awarded in fiscal year 2010, although with different fair value amounts reported for fiscal year 2011 and fiscal year 2010 in the Stock Awards column in the Summary Compensation Table. The fair value amounts reported for 2011 and 2010 represent the grant date fair value of stock awards determined pursuant to FASB Accounting Standards Codification Topic 718, Stock Compensation ("ASC 718"). Fiscal year 2011 compensation also included cash bonuses which supported two acquisitions completed in 2011 which were strategically significant for the company.

Base Salary

        On an annual basis, the compensation committee is responsible for establishing the base salary of Executive Management. Base salary is set primarily upon an assessment of market requirements for similarly positioned executives, the responsibilities of the executives, as well as the base salary of each executive relative to the other executive officers. In addition, the compensation committee considers information learned in recruiting new executives. For fiscal year 2011, the compensation committee approved a moderate increase in base salaries.

Incentive Compensation

        Incentive awards to Executive Management are designed to reward financial and strategic performance. In the evaluation of incentive awards for Executive Management, the compensation committee considers the achievement of financial objectives and the corresponding eligible payout pool funding, all compensation elements as a whole for that fiscal year, the achievement of strategic objectives, and compensation data of certain comparable companies.

Qualified Executive Performance Plan

        A performance plan was approved by our compensation committee to provide guidelines and to establish the performance criteria for the calculation of annual cash and/or share-based incentive compensation for Executive Management. This plan provides for performance-based awards that are intended to meet the deductibility requirements of Section 162(m) of the Internal Revenue Code. The regulations require that the performance plan be re-approved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance criteria. The performance criteria were approved by shareholders at the 2011 annual meeting. The performance measures ("performance objectives") are set by the compensation committee annually.

        The performance plan consists of two subplans: a financial objectives subplan, and an acquisition/divestiture subplan. Each subplan has specifically established performance criteria, described below, which must be met in order for payout under the subplan to be achieved. A payout pool is established to determine the aggregate amount payable under the performance plan upon achievement of the performance objectives under each subplan. The compensation committee has the sole discretion to reduce or eliminate the amount allocated to the payout pool. The payout pool is allocated 35% each to the chief executive officer and chief operating officer, and 30% to the chief financial officer.

Financial Objectives Subplan

        Under the financial objectives subplan, the compensation committee sets the performance objectives with annual threshold and maximum targets for each of three financial measures: operating revenue, non-GAAP earnings per share and non-GAAP adjusted EBITDA. The compensation committee has chosen these measures to set the performance objectives as they are key measures that Executive Management utilizes to evaluate the performance of the company; and they are also the measures the company communicates to the investment community, and which the investment community considers in evaluating the company's performance. These financial measures are computed in the same manner as the financial measures used by the company in our quarterly earnings releases, and for the year ended December 31, 2011 these measures were calculated as follows:

  •
  Operating revenue is total revenue before reimbursed direct costs.

  •
  Non-GAAP earnings per share is calculated as net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of the company's anticipated effective tax rate, all net of tax, divided by diluted shares outstanding.

  •
  Non-GAAP adjusted EBITDA is calculated as net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes.

        Financial targets disclosed in this section are done so in the limited context of the financial objectives subplan and they are not statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

        In February 2011, the compensation committee set the objectives for Executive Management's performance-based compensation for calendar year 2011, which were set at levels intended to be difficult, but achievable with outstanding performance. The threshold measures for performance goals established for 2011 under the financial objectives subplan were operating revenue of $228 million, non-GAAP earnings per share of $0.78, and non-GAAP adjusted EBITDA of $73 million. The maximum measures for performance goals established for 2011 under the financial objectives subplan were operating revenue of $261 million, non-GAAP earnings per share of $0.89, and non-GAAP adjusted EBITDA of $83 million. Actual performance achieved in 2011 was operating revenue of $261 million, non-GAAP earnings per share of $0.87, and non-GAAP adjusted EBITDA of $81 million.

        Based upon the actual performance achieved in 2011, the total eligible payout for 2011 performance was $4.7 million. While the company achieved performance goals established for 2011 under the financial objectives subplan, in accordance with the discretion granted to the compensation committee by the Executive Performance Plan and at the recommendation of the Chairman and Chief Executive Officer, the compensation committee did not award Executive Management a cash bonus related to 2011 performance. The compensation committee determined that overall compensation was met through the other available compensation plans, including the cash bonuses awarded under the acquisition/divesture subplan which are more fully described in the next section.

Acquisition/Divestiture Subplan

        The acquisition/divestiture objectives subplan was established to recognize the company's strategic objective of regularly evaluating the markets we serve and changes to our business model. Divestitures are included in this subplan in order to provide proper incentives to Executive Management to evaluate each of our businesses regularly to assess its contribution to our overall strategic plan. Payout of awards under the acquisition/divestiture objectives subplan is based upon completion of one or more board-approved acquisitions/divestitures of a business or a portion of a business. For qualifying transactions, up to 4% of the aggregate purchase price of the acquisition, or gross selling price of the divested business, may be awarded. If a payout is made under the acquisition/divestiture objectives subplan, the payout expense is included in acquisition related expense for the company since these expenses are incurred in place of fees that would otherwise be paid for investment banking services related to the transactions. Acquisition related expenses are not included in the computation of the company's non-GAAP earnings per share and non-GAAP adjusted EBITDA performance measures reported by the company.

        In accordance with the acquisition/divestiture subplan, the compensation committee awarded Executive Management cash bonuses related to the 2011 second quarter acquisition of Encore Discovery Solutions ("Encore") and the 2011 fourth quarter acquisition of De Novo Legal LLC ("De Novo"). The two acquisitions completed in 2011 were strategically significant for the company. Expansion of the size and scope of the eDiscovery business was a key strategic objective in 2011 in order to provide the company with a more significant component of the overall eDiscovery market, which is both larger and growing at a faster rate than the other segments of the company. In pursuit of this objective, Executive Management evaluated numerous strategic acquisition opportunities. The two acquisitions that were completed, along with the organic expansion of the company's eDiscovery business, were critical in achieving the strategic objective to expand the eDiscovery business. Beginning in 2012, the eDiscovery segment is now the company's most significant business. The company did not engage investment bankers and did not incur investment banking expenses related to the Encore and De Novo acquisitions. Rather, Executive Management led the activities for the Encore and De Novo acquisitions that investment banking firms would customarily provide, including the evaluation of the acquisition opportunities, which entailed meeting with company management of the acquisition targets, conducting due diligence, evaluating and executing on financing necessary to support the acquisitions and negotiating the numerous contracts associated with the transactions. The total amount of bonuses awarded for the Encore acquisition was $3.2 million, or approximately 3.2% of the fixed purchase price of the acquisition and the total amount of bonuses awarded for the De Novo acquisition was $2.7 million, or approximately 3.6% of the fixed component of the purchase price of the acquisition. The bonus awards were allocated 35% each to the chief executive officer and chief operating officer, and 30% to the chief financial officer in accordance with the acquisition/divestiture subplan. Overall expenses for the company were lower under this compensation structure since the financial objectives subplan awards were not paid in 2011, even though the performance objectives were met. Instead, awards were provided to Executive Management under this plan to offset fees that would have ordinarily been provided to investment banks and which resulted in the acquisition/divestiture cash bonuses being the only cash bonuses awarded to Executive Management in 2011.

Strategic Executive Incentive Plan

        A strategic executive incentive plan for Executive Management was adopted by the compensation committee and is designed to achieve enhancement of long-term shareholder value. The plan authorizes the compensation committee to pay Executive Management incentive compensation in cash, stock options or restricted stock. Our compensation committee, in consultation with the chairman and chief executive officer, assesses the success of the company toward the achievement of financial and strategic objectives, such as expansion into new markets, broadening of product and service offerings, geographical expansion, and the completion of equity and debt financings and re-financings. The determination to award cash or equity-based compensation under the strategic objectives plan is discretionary to the compensation committee. Specific criteria may be established, but are not required, for awarding cash bonuses or equity in relation to the evaluation of these strategic objectives. There were no awards granted under this plan in 2011 as the compensation committee determined that overall compensation was met through the other available compensation plans.

Equity Compensation

        Equity-based compensation incentives are designed to focus Executive Management on strategic components of the business aimed at increasing long-term shareholder value, and the company believes that stock options and restricted stock link Executive Management's compensation to shareholder return and value. Equity-based compensation has always been considered to be an important part of the overall compensation of Executive Management. The compensation committee is the administrator of our equity compensation plans and determines the type, number of shares, terms and timing of awards to Executive Management. The compensation committee primarily uses equity awards to provide continuing incentives that will keep Executive Management engaged and vested with the interest of shareholders. The compensation committee generally, but not specifically, considers corporate performance, stock price and individual responsibilities and performance to determine whether to make an award, when to make an award, and what kind and how many equity incentives to grant to members of Executive Management. No weights are assigned to specific aspects of performance.

        In February 2011, the compensation committee authorized the following equity compensation awards to Executive Management. The number of restricted shares awarded in fiscal year 2011 was the same as the number of shares that was awarded in fiscal year 2010. The different fair value amounts reported for fiscal year 2011 and fiscal year 2010 in the Stock Awards column in the Summary Compensation Table represent the grant date fair value of stock awards determined pursuant to FASB ASC 718. The committee believes that the mix of performance-based and time-based vesting of these restricted stock awards reflects the emphasis on performance driven compensation while also providing a measure of retention value, which is also an important component of overall executive compensation.

Named Executive Officer	Restricted Stock (shares)
Tom W. Olofson	150,000	(1)
Christopher E. Olofson	150,000	(1)
Elizabeth M. Braham	130,000	(1)

(1)
The shares of restricted stock vested twelve months from the date of grant upon the achievement of an established threshold level of non-GAAP earnings per share of $0.78 per diluted share for the year ended December 31, 2011.

Other Compensation

        We provide our executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain high quality executives. The compensation committee has reviewed the levels of perquisites and other personal benefits provided to our executive officers. Our executive officers are provided use of company automobiles. Our chairman and chief executive officer uses corporate aircraft in which we have a fractional interest for personal use and his spouse will at times accompany him on business trips, both as permitted by our senior executive business travel policy. For purely personal use, the chairman and chief executive officer reimburses the company at the cost to charter a comparable flight. On business trips that include the presence of his spouse, no incremental costs are incurred by the company, and we do not record any compensation for this executive. The incremental cost of the use of aircraft for commuting travel by our chairman and chief executive officer or our president and chief operating officer in excess of any reimbursements to the company under this policy is treated as compensation of the executive officer in the Summary Compensation Table in accordance with SEC executive compensation disclosure regulations relating to perquisites.

        Christopher E. Olofson maintains his primary residence in Chicago, and he travels to and works from all of our office locations. We do not consider travel expense by Christopher E. Olofson from Chicago to our other offices to be personal commuting expense. We maintain a corporate apartment in Kansas City for Christopher E. Olofson. While we do not consider the corporate apartment expenses for Christopher E. Olofson as a perquisite for purposes of determining his overall compensation package, the incremental costs of the corporate apartment and commuting expenses are reflected in the Summary Compensation Table as additional compensation for Christopher E. Olofson in accordance with SEC executive compensation disclosure regulations relating to perquisites.

        In addition, the company pays for certain personal tax services and the premiums on certain personal life insurance owned by our chairman and chief executive officer.

        Attributed costs of the personal benefits described above for the named executive officers for 2009, 2010 and 2011 are included as "All Other Compensation" in the Summary Compensation Table.

Retirement and Other Benefits

        All employees in the United States are eligible to participate in our 401(k) profit sharing plans. Executive officers participate on the same basis as all other participants. We do not maintain any other retirement plan or arrangement for our executive officers.

        The company has historically provided few retirement or similar elements of compensation to its senior executives, other than benefits such as 401(k) matching contributions that are made available to executives on the same basis as provided to other employees. We do not provide our executives with split-dollar life insurance, non-qualified deferred compensation arrangements, defined benefit retirement plans or supplemental employee retirement plans, as is common at many comparable companies. The compensation committee has noted the absence of these other types of traditional compensation arrangements when it has considered and approved executive base salaries, incentive compensation, bonuses, stock option awards, restricted stock and perquisites and other personal benefits.

Tax and Accounting Implications

        As part of its role, the compensation committee reviews and considers the deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct non-exempt compensation of more than $1,000,000 that is paid to certain individuals. We believe that the grants of non-qualified stock options qualified as performance-based compensation under the 2004 Plan provisions prior to the Section 162(m) amendments to the 2004 Plan adopted in 2006. The Section 162(m) amendments to the 2004 Plan permit us to grant performance-based awards in excess of $1,000,000 that are generally fully deductible for income tax purposes. As discussed in the "Strategic Executive Incentive Plan" section, our compensation committee has also approved a strategic incentive plan for Executive Management, which permits for the payment of discretionary bonuses that do not meet the deductibility requirements of Code Section 162(m). We believe that the restricted stock awards for Executive Management granted in 2009 do not qualify as performance-based compensation under Section 162(m) and, thus, were not deductible by the company for income tax purposes when the shares vested. We believe a portion of the restricted stock awards for Executive Management granted in 2010 qualified as performance based compensation under Section 162(m) and, thus, were deductible by the company for income tax purposes when the shares vested. We believe that all of the restricted stock awards for Executive Management granted in 2011 qualified as performance based compensation under Section 162(m) and, thus, were deductible by the company for income tax purposes when the shares vested. We believe that all of the restricted stock awards for Executive Management granted in 2012 will qualify as performance based compensation under Section 162(m) and, thus will be deductible by the company for income tax purposes when the shares vest. While the deductibility of executive compensation for federal income tax purposes is important to the company, the compensation committee believes that tax consequences should not be the primary driver of executive compensation decisions.

2004 Equity Incentive Plan

        Our 2004 Plan provides the framework for stock option grants, restricted stock awards, and performance-based equity incentive compensation. The 2004 Plan was amended in 2006 to increase the number of shares of common stock available for issuance under the plan and to add provisions designed to comply with the requirements of Section 162(m) of the Internal Revenue Code, as described further below. The shareholders approved these two amendments at the 2006 annual meeting of shareholders. Our compensation committee administers the 2004 Plan.

        The purpose of the 2004 Plan is to promote the long-term growth and profitability of the company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other consultants who perform services for the company, with incentives to maximize shareholder value and otherwise contribute to our success and (ii) enabling us to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive stock options, non-qualified stock options, stock appreciation rights, either alone or in tandem with stock options, restricted stock, or any combination of the foregoing may be made under the 2004 Plan. To date, no stock appreciation rights have been granted or made under the 2004 Plan.

        The maximum number of shares of common stock available for issuance under the plan is 5,000,000 shares, the maximum number of stock options or stock appreciation rights to purchase common stock that may be granted to a participant under the plan in any one calendar year is 300,000 shares, and the maximum number of shares of restricted stock that may be granted to any participant under the plan in any one calendar year is 150,000 shares.

        If there is a change in control of the company (as defined in the 2004 Plan), all of the participant's stock options and stock appreciation rights will become fully vested and exercisable upon the change in control and will remain so until the expiration date of the stock options or stock appreciation rights, whether or not the grantee is subsequently terminated. Additionally, immediately prior to a change in control during any period of restriction, all restrictions on shares of restricted stock will lapse.

        In 2006, the shareholders approved amendments to the 2004 Plan to allow for the grant of restricted stock and cash bonus awards in the form of qualified performance-based awards, allowing for their full tax deductibility as a business expense in accordance with Section 162(m) of the Code. Under the 2004 Plan, as amended, the compensation committee must condition the grant of qualified performance-based awards on attainment of one or more objective performance measures that are intended to qualify the awards as performance-based compensation. For awards intended to satisfy the performance-based compensation exception to the Code Section 162(m) limitations, the performance criteria must be selected from among 19 performance measures specified in the 2004 Plan, which may be applied to the company as a whole, to an individual recipient, or to a department, unit, division or function within the company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

Summary Compensation Table For the Years Ended December 31, 2011, 2010, and 2009

        The following table sets forth all compensation paid to or earned by our principal executive officer, principal financial officer and our other named executive officer (the "named executive officers") for the years ended December 31, 2011, December 31, 2010 and December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Tom W. Olofson	2011	950,000	—	2,008,500	—	2,059,400	219,378	5,237,278
Chairman/CEO(5)	2010	900,000	—	1,749,000	—	1,070,000	190,508	3,909,508
	2009	850,000	—	1,448,000	598,400	—	170,613	3,067,013
Christopher E. Olofson	2011	950,000	—	2,008,500	—	2,059,400	59,895	5,077,795
President/COO(5)	2010	900,000	—	1,749,000	—	1,070,000	57,982	3,776,982
	2009	850,000	—	1,448,000	598,400	—	65,080	2,961,480
Elizabeth M. Braham	2011	825,000	—	1,740,700	—	1,765,200	40,383	4,371,283
Executive Vice President	2010	775,000	—	1,515,800	—	920,000	29,333	3,240,133
Operations/CFO	2009	700,000	—	1,230,800	508,640	—	21,747	2,461,187
(1)
The amounts reported in the Stock Awards column represent the grant date fair value of stock awards determined pursuant to FASB Accounting Standards Codification Topic 718, Stock Compensation ("ASC 718"). The awards granted in 2011 were nonvested share awards, commonly referred to as restricted stock awards, which vested 12 months from the date of grant upon the achievement of non-GAAP earnings per share of $0.78 for the year ended December 31, 2011. This performance measure was achieved, and the award vested in full on February 10, 2012. The awards granted in 2010 were nonvested share awards, a portion of which vested six months from the date of grant, and a portion of which vested 12 months from the date of grant upon the achievement of non-GAAP earnings per share of $0.70 for the year ended December 31, 2010. This performance measure was achieved, and the award vested in full on February 25, 2011.

Reference is made to Note 12 to the company's consolidated financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 1, 2012 ("Form 10-K"), which identifies the assumptions made in the valuation of stock awards in accordance with ASC 718 for the years ended December 31, 2011, 2010 and 2009.

The company grants restricted stock awards under the 2004 Plan. The material provisions of the 2004 Plan are described in the "2004 Equity Incentive Plan" section.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the named executive officers, calculated in accordance with ASC 718. Even though the awards may be forfeited, the amounts do not reflect this contingency.

Reference is made to Note 12 to the company's consolidated financial statements in the Form 10-K which identifies the assumptions made in the valuation of option awards in accordance with ASC 718 for the years ended December 31, 2011, 2010 and 2009.

The company cautions that the amounts reported in the 2011 Summary Compensation Table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on the company's stock price and continued employment. Additional information on all outstanding option awards can be found in the 2011 Outstanding Equity Awards at December 31, 2011 table. To see the value actually received by the named executive officers upon exercise of options and vesting of stock in 2011, refer to the 2011 Option Exercises and Stock Vested table.

The company grants option awards under the 2004 Plan. The material provisions of the 2004 Plan are described in the "2004 Equity Incentive Plan" section. No option award grants were made to named executive officers in 2011 or 2010.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by Executive Management pursuant to the qualified executive performance plan which related to our financial performance and completed acquisitions. Additional information on non-equity compensation is reflected in the "Incentive Compensation" section.

(4)
Perquisites for each named executive officer are as follows:

Perquisite	Tom W. Olofson	Christopher E. Olofson	Elizabeth M. Braham
Company payment of personal life insurance premiums	X
Personal use of fractional share of company aircraft	X	X
Personal use of company car	X	X	X
Company payment of personal tax services	X
Company portion of employee's group term life insurance premium	X	X	X
Company's match related to employee's 401(k) contribution	X	X	X
Personal use of company apartment		X

  Perquisites are valued at aggregate incremental cost, which is generally the direct cash cost. For personal use of company aircraft in which we have a fractional interest, we included the incremental cost of the hourly aircraft charge, fuel charge, and any other charges directly related to the flight. We did not include any portion of the monthly aircraft management fee, which is paid regardless of use of the aircraft, or aircraft depreciation, which does not vary based on use. For Tom W. Olofson, perquisites in excess of the greater of $25,000 or 10% of his total perquisites consist of $71,377 for his personal use of aircraft for commuting during 2011, which is net of the $80,217 he reimbursed the company for purely personal use of aircraft during 2011, and $90,077 for payment of annual life insurance premiums on his personal policies. Christopher E. Olofson and Elizabeth M. Braham did not have perquisites in any category in excess of $25,000 in 2011. This column also includes the payment of dividends on unvested restricted stock of $20,450 for Tom W. Olofson, $20,450 for Christopher E. Olofson, and $17,700 for Elizabeth M. Braham.

(5)
Neither Tom W. Olofson nor Christopher E. Olofson receives separate compensation for service as a member of our board of directors.

        The following table contains information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2011.

Grants of Plan-Based Awards During the Year Ended December 31, 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Target (#)

Tom W. Olofson	02/10/2011	700,000	1,629,000	1,750,000	150,000	2,007,000

Christopher E. Olofson	02/10/2011	700,000	1,629,000	1,750,000	150,000	2,007,000

Elizabeth M. Braham	02/10/2011	600,000	1,400,000	1,500,000	130,000	1,739,400

(1)
The grant date for stock option and restricted stock awards is the date that the compensation committee approved the award.

(2)
Target payouts for non-equity incentive awards under the performance plan for Executive Management are based upon the satisfaction of the performance criteria under the financial objectives subplan and the acquisition/divestiture objectives subplan. The compensation committee reviews financial and strategic objectives in determining the actual bonus as reported in the Summary Compensation Table. Threshold represents the award for the minimum level of performance for which payouts were authorized under the 2011 performance objectives. Target represents the available non-equity award earned for 2011 performance and maximum represents the largest individual bonus that was allowable under the 2011 performance objectives. Threshold represents the minimum level of performance for which payouts were authorized under the 2011 performance objectives.

For Executive Management, the compensation committee, at its discretion, did not approve cash payments under the award in 2011 although the financial objectives were achieved, as the committee determined that overall compensation objectives were met through the other available compensation plans.

(3)
Represents the February 10, 2011 restricted stock award grant that was performance based. These awards vested 12 months from the date of grant upon the achievement of non-GAAP earnings per share of $0.78 for the year ended December 31, 2011. The performance measure was achieved, and the awards vested on February 10, 2012. If the performance condition had not been achieved, these awards would not have vested. There are no threshold or maximum amounts for these awards.

(4)
See Note 12 to the company's consolidated financial statements in the company's Form 10-K for the fiscal year ended December 31, 2011 which discusses the valuation of restricted stock awards.

        For Executive Management, an explanation of how their salary and bonus is structured in proportion to total compensation is contained in the Compensation Discussion and Analysis section.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning unexercised stock options and unvested stock awards held by the named executive officers on December 31, 2011. All of the information set forth below relates to the grant of stock options under either the 1995 Plan or the 2004 Plan. On June 7, 2007, we effected a 3-for-2 stock split effected as a stock dividend. The numbers in the following table give effect to that stock split.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Tom W. Olofson	450,000	—	11.00	11/08/12	150,000	(2)	1,803,000
	187,500	—	10.66	12/12/13	—		—
	187,500	—	9.97	08/18/14	—		—
	375,000	—	8.13	02/14/15	—		—
	75,000	—	12.65	12/21/15	—		—
	262,500	—	10.39	12/08/16	—		—
	150,000	—	16.69	12/11/17	—		—
	100,000	—	14.25	12/29/19	—		—

Christopher E. Olofson	112,500	—	8.57	06/13/12	150,000	(2)	1,803,000
	112,500	—	11.00	11/08/12	—		—
	112,500	—	11.33	01/17/13	—		—
	187,500	—	10.66	12/12/13	—		—
	187,500	—	9.97	08/18/14	—		—
	255,000	—	8.13	02/14/15	—		—
	75,000	—	12.65	12/21/15	—		—
	262,500	—	10.39	12/08/16	—		—
	150,000	—	16.69	12/11/17	—		—
	100,000	—	14.25	12/29/19	—		—

Elizabeth M. Braham	15,243	—	9.75	08/05/12	130,000	(2)	1,562,600
	22,500	—	11.00	11/08/12	—		—
	30,000	—	11.33	01/17/13	—		—
	30,000	—	12.61	05/19/13	—		—
	45,000	—	10.66	12/12/13	—		—
	112,500	—	9.97	08/18/14	—		—
	112,500	—	12.65	12/21/15	—		—
	150,000	—	10.39	12/08/16	—		—
	100,000	—	16.69	12/11/17	—		—
	85,000	—	14.25	12/29/19	—		—
(1)
The market value was calculated by multiplying the number of shares shown in the table by $12.02, which was the closing market price on December 30, 2011, the last trading day of our fiscal year.

(2)
Performance-based stock awards were granted on February 10, 2011 for the fiscal year performance period ended December 31, 2011. The awards fully vested on February 10, 2012 when the required performance conditions had been met and the vesting period was complete.

Option Exercises and Stock Vested

        The following table provides information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2011 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Tom W. Olofson	—	—	150,000	2,008,500

Christopher E. Olofson	187,500	876,750	150,000	2,008,500

Elizabeth M. Braham	100,000	674,244	130,000	1,740,700
(1)
The value realized on exercise of option awards is equal to the excess of the aggregate fair market value of the shares received on exercise of the stock options on the exercise date over the aggregate exercise price of the stock options.

(2)
The value realized on vesting of stock awards is equal to the closing market price of the company's common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Employment Arrangements and Potential Payments Upon Termination

        Each of our executive officers is an employee at will.

Change in Control Arrangements

        We have no change in control arrangements with any of our executive officers, other than the change in control provisions in our 2004 Plan relative to vesting of stock options and restricted stock, which provisions apply to all option holders and holders of restricted stock, as applicable. These provisions are described in the "2004 Equity Incentive Plan" section. A change in control event occurring on December 31, 2011, would have resulted in the following accelerated vesting of restricted stock.

Named Executive Officer	Value of Accelerated Equity Awards Upon Change in Control
Tom W. Olofson	$1,803,000	(1)
Christopher E. Olofson	$1,803,000	(1)
Elizabeth M. Braham	$1,562,600	(2)

(1)
The aggregate value of the restricted stock award is based upon 150,000 shares unvested restricted stock awards outstanding at December 31, 2011 multiplied by the closing price of our common stock of $12.02 at December 31, 2011.

(2)
The aggregate value of the restricted stock award is based upon 130,000 shares unvested restricted stock awards outstanding at December 31, 2011 multiplied by the closing price of our common stock of $12.02 at December 31, 2011.

Compensation-Related Risk Considerations

        Our compensation programs are designed to reward employees for producing sustainable growth for our shareholders and to attract and retain talent. A portion of compensation for senior management is tied to the company's performance and, therefore, is not guaranteed. If the company or the executive does not perform, executives may not receive any or may receive only a portion of their total compensation. Executive Management and the compensation committee have assessed our compensation objectives, philosophy, and forms of compensation and benefits for our executives, and has concluded that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the company.

Compensation Committee Report

        In connection with its duty to review and approve executive compensation, the compensation committee has:

  •
  reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management, as required by Item 402(b) of Regulation S-K; and

  •
  based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

Edward M. Connolly, Jr., Chairman James A. Byrnes W. Bryan Satterlee Joel Pelofsky Terry C. Matlack
Compensation Committee of the Board of Directors

TRANSACTIONS WITH RELATED PERSONS

        Scott W. Olofson, the son of Tom W. Olofson and the brother of Christopher E. Olofson, is the company's senior vice-president, business development. In accordance with the terms of our compensation committee charter, the compensation committee approves all compensation, bonus, incentive compensation, and perquisite programs that are, in the aggregate, required to be reported under Item 404 of Regulation S-K for any employee of the company who is an immediate family member of any director or executive officer. The compensation committee approves all salary, bonus, stock option grants, and perquisites for Scott W. Olofson that are required to be reported under Item 404. In 2011, Scott W. Olofson received cash compensation of $420,000. Other than the foregoing and the compensation arrangements that are described under the "Executive Compensation" section, there have not been any transactions or series of transactions since January 1, 2011, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers, or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        We are required to identify any director, officer or 10% or greater beneficial owner of common stock who failed to file timely a report with the SEC required under Section 16(a) of the Exchange Act, relating to ownership and changes in ownership of our common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely upon a review of reports filed under Section 16(a) of the Exchange Act and certain written representations of directors and officers of the company, we are not aware of any director, officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis any report required by Section 16(a) of the Exchange Act for calendar year 2011, except that the Form 3 for Terry C. Matlack, a director of our company, was filed after its due date.

AUDIT AND OTHER SERVICE FEES

        Deloitte & Touche LLP has audited the financial statements of the company for 2010 and 2011. The audit committee has appointed, and recommends your ratification of, Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2012. A representative of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement and to respond to questions.

        The following table sets forth the aggregate fees billed to the company for fiscal years ended December 31, 2011, and 2010 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2011	2010
Audit Fees(1)	$1,285,709	$820,398
Audit-Related Fees(2)	21,220	20,400

Total Audit and Audit-Related Fees	1,306,929	840,798
Tax Fees(3)	245,983	271,960
All Other Fees(4)	2,460	2,200

Total	$1,555,372	$1,114,958

(1)
Includes services rendered for the audit of the company's internal controls over financial reporting related to compliance with Sarbanes-Oxley 404, audit of the company's annual financial statements, work on SEC registration statements, filings and consents, due diligence and accounting considerations related to acquisitions, and review of financial statements included in quarterly reports on Form 10-Q.

(2)
Includes services related to employee benefit plan audits.

(3)
Includes tax return preparation and other tax planning and consultation.

(4)
Includes subscriptions to Deloitte & Touche's online research tool.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm's independence, and believes that they do not impact such independence. Additionally, the audit committee approved all non-audit services performed by Deloitte & Touche LLP in 2011 in accordance with the pre-approval policy described below.

        The audit committee has adopted a policy (the "pre-approval policy") under which audit and non-audit services to be rendered by the company's independent registered public accountants are pre-approved by the audit committee. Pursuant to the pre-approval policy, the audit committee pre-approves audit and non-audit services to be provided by the independent registered public accountants, at specified dollar levels, which dollar levels are reviewed by the committee periodically, and no less often than annually. Additionally, the audit committee may provide explicit prior approval of specific engagements not within the scope of a previous pre-approval resolution. On occasion, audit and audit-related fees have exceeded the pre-approved, budgeted amount and the audit committee has subsequently ratified the increase. The audit committee has authorized the chairman of the audit committee to approve any engagement of the independent auditors for audit-related, tax or other services permitted by the pre-approval policy, so long as no single engagement exceeds an estimated fee of $100,000, and the aggregate engagements approved by the chairman of the audit committee do not exceed $250,000 in any one calendar year. The chairman is required to report any such engagements to the audit committee at its next regular or special meeting of the committee. No such engagements were approved by the audit committee chairman in 2010 or 2011.

        The pre-approval policy also specifies certain services (consistent with the SEC rules and regulations) that may not be provided by the company's independent registered public accounting firm in any circumstance. The pre-approval policy also includes an exception from the pre-approval requirement for certain de minimus non-audit engagements that are not otherwise prohibited by the policy. Engagements in reliance upon that de minimus exception must be promptly brought to the attention of the audit committee and approved by the audit committee or one or more designated representatives. No services were provided by Deloitte & Touche LLP in 2011 in reliance upon this de minimus exception.

Audit Committee Report

        In connection with the consolidated financial statements for the fiscal year ended December 31, 2011, the audit committee has:

  •
  reviewed and discussed the audited financial statements with management and with representatives of Deloitte & Touche LLP, independent registered public accountant;

  •
  discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed the independence of Deloitte & Touche LLP with representatives of the independent registered public accounting firm.

        Based on these actions, the audit committee recommended to the board of directors that the company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

W. Bryan Satterlee, Chairman Edward M. Connolly, Jr. James A. Byrnes Joel Pelofsky Terry C. Matlack
Audit Committee of the Board of Directors

PROPOSAL 1—ELECTION OF DIRECTORS

        At the annual meeting, the shareholders will elect seven directors to hold office for one-year terms until our 2013 annual meeting of shareholders or until their successors are duly elected and qualified. It is intended that the names of the nominees listed below will be placed in nomination at the annual meeting to serve as directors and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the board of directors. The board of directors has no reason to believe that any nominee will be unavailable to serve.

Directors

        The following directors are being nominated for election by our board: Tom W. Olofson, Christopher E. Olofson, W. Bryan Satterlee, Edward M. Connolly, James A. Byrnes, Joel Pelofsky, and Charles C. Connely, IV.

        For details regarding board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see "Board of Directors—Nominees for Director" included elsewhere in this proxy statement.

The board of directors recommends a vote FOR
the election of the nominees for director named above.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the board of directors has appointed, and recommends your ratification of, Deloitte & Touche LLP as the independent registered public accounting firm to audit the company's consolidated financial statements for the year ending December 31, 2012. The submission of this matter for ratification by shareholders is not legally required. The board of directors believes, however, that this submission to shareholders is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the board of directors on an important issue of corporate governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interest of the company and our shareholders.

        Representatives of Deloitte & Touche LLP will be present at the 2012 annual meeting of shareholders. They will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

The board of directors recommends a vote FOR the
ratification of Deloitte & Touche LLP as independent registered public accounting firm for the company.

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the "Executive Compensation" section of this proxy statement. While this vote is advisory, and not binding on our company, we value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions and the outcome of the vote will provide information to our compensation committee and Executive Management regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of fiscal 2012 and beyond.

        The board of directors believes that the information we've provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interest are aligned with our shareholders' interests to support long-term shareholder value creation. Accordingly, the board of directors recommends that shareholders approve the program by approving the following advisory resolution:

        RESOLVED, that the shareholders of Epiq Systems, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company's 2012 annual meeting of shareholders.

The board of directors recommends that shareholders vote FOR the advisory (non-binding) vote to approve executive compensation.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Other than set forth in the "Nominating and Corporate Governance Committee" section, proposals of shareholders intended to be presented at the annual meeting of shareholders to be held in 2013 must be received by the secretary of the company, at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105, no later than December 28, 2012 to be eligible for inclusion in the company's proxy statement and proxy related to that meeting, and must be consistent with Rule 14a-8 of the Exchange Act.

        Additionally, a shareholder may submit a proposal for consideration at the 2013 annual meeting of shareholders, but not for inclusion in the company's proxy statement and proxy for the 2013 annual meeting. Notice of matters proposed to be brought before the 2013 annual meeting of shareholders are due on or before October 29, 2012 and must include the following information: (1) a brief description of the business to be discussed; (2) the reason for conducting such business at the annual meeting; (3) the name and address of the shareholder proposing such business and the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act), if any, on whose behalf the business is proposed; (4) the class and number of shares of Epiq Systems, Inc. owned beneficially (as such term is defined in Rule 13d-3 of the Exchange Act) and of record by the shareholder and any material interest of the shareholder in such business; (5) a representation that the shareholder bringing the proposal is a record holder entitled to vote on the business so proposed and intends to appear in person or by proxy at the annual meeting to present such proposed business; and (6) all other information to otherwise comply with the applicable requirements of the SEC to be considered for inclusion in the proxy statement and proxy for the 2013 meeting.

ANNUAL REPORT; HOUSEHOLDING

        Our 2011 annual report to shareholders, which includes our Annual Report on Form 10-K and our financial statements for the year ended December 31, 2011, is enclosed with this proxy statement.

        The SEC has adopted rules that permit companies to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Shareholders sharing an address and receiving multiple copies of annual reports and proxy statements can contact the corporate secretary of the company at Epiq Systems, Inc., 501 Kansas Avenue, Kansas City, Kansas 66105 or at 913-621-9500, to request future delivery of a single copy of annual reports and proxy statements to the shared address. If you are residing at an address that is shared with another shareholder and are only receiving one copy of our annual report and proxy statement but wish to receive separate copies of our annual report or our proxy statement in the future, you may request them by contacting our corporate secretary in the same manner described above.

 OTHER MATTERS

        The board of directors is not aware of any matter that will be presented for action at the annual meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Tom W. Olofson Chairman and Chief Executive Officer
April 27, 2012

The Board of Directors Recommends a Vote FOR Item 1. 1. Election of 01 Tom W. Olofson 05 James A. Byrnes Vote FOR Vote WITHHELD directors: 02 Christopher E. Olofson 06 Joel Pelofsky all nominees from all nominees 03 W. Bryan Satterlee 07 Charles C. Connely, IV (except as marked) 04 Edward M. Connolly, Jr. (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) The Board of Directors Recommends a Vote FOR Item 2. 2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the company for the year ending December 31, 2012. For Against Abstain The Board of Directors Recommends a Vote FOR Item 3. 3. Approval of an advisory (non-binding) vote approving the compensation of our named executive officers. For Against Abstain In their discretion, the proxies are authorized to vote upon other business properly coming before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. COMPANY # Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

EPIQ SYSTEMS, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, June 5, 2012 10:00 a.m. Westin Crown Center 1 East Pershing Road Kansas City, Missouri 64108 Epiq Systems, Inc. 501 Kansas Avenue Kansas City, Kansas 66105 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 5, 2012. The undersigned hereby appoints Tom W. Olofson and Christopher E. Olofson, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Epiq Systems, Inc. of record in the name of the undersigned as of the close of business on April 2, 2012, at the Annual Meeting of Shareholders of Epiq Systems, Inc. to be held on June 5, 2012, or at any adjournment or adjournments, hereby revoking all former proxies. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE PHONE MAIL www.eproxy.com/epiq 1-800-560-1965 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 12:00 p.m. (CT) on vote your proxy until 12:00 p.m. postage-paid envelope provided. June 4, 2012. (CT) on June 4, 2012. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.